UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2012

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW
New Prague, MN 56071

(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

The information in Item 5.02 is incorporated by reference into this Item 1.01 as if fully set forth herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2012, Electromed, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) and a non-competition, non-solicitation, and confidentiality agreement (the “Non-Competition Agreement”) with Dr. James Cassidy, the Company’s Chief Operating Officer.

The Agreement, which is effective as of February 15, 2012, provides for an initial term of employment beginning on February 15, 2012 and continuing through the end of calendar year 2013. After the initial period, the Agreement will renew for successive one-year periods, unless terminated in accordance with the terms of the Agreement. The Agreement also provides an initial annual base salary of $172,000. Dr. Cassidy is also eligible for paid time off, participation in any and all other employee benefit plans that are generally available to the Company’s employees, and certain other benefits as set forth in the Agreement.

Upon signing the Agreement, Dr. Cassidy received a stock option to acquire 20,000 shares of the Company’s common stock (the “Option”), which was issued pursuant to the terms of the Company’s 2012 Stock Incentive Plan (the “Plan”). The Option shall vest as follows: 10,000 shares on December 31, 2012; 10,000 shares on December 31, 2013, provided on each date Dr. Cassidy is still employed by the Company and has continued to provide exemplary services to the Company as determined by the Company’s Chairman and Chief Executive Officer. The Option is governed by the Plan and option award agreement.

The Agreement may be terminated at any time by either party. If the Agreement is terminated by the Company without cause (as defined in the Agreement), the Company may be required to pay severance to Dr. Cassidy in a lump sum equal to his ending base salary from the date of termination through the expiration of his then current term of employment. The severance will be paid in exchange for Dr. Cassidy’s release of any and all claims against the Company and his compliance with the separate Non-Competition Agreement. If the Agreement is terminated by Dr. Cassidy following a change in control (as defined in the Agreement), the Company may be required to pay severance to Dr. Cassidy in a lump sum equal to his earned and unpaid bonus or incentive compensation and two years of his base salary. The severance will be paid in exchange for Dr. Cassidy’s release of any and all claims against the Company.

This foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement and Non-Competition Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements: None.
(b)	Pro forma financial information: None.
(c)	Shell company transactions: None.
(d)	Exhibits:
	10.1	Employment Agreement by and between Electromed, Inc. and James Cassidy, dated effective as of February 15, 2012**
	10.2	Non-Competition, Non-Solicitation, and Confidentiality Agreement by and between Electromed, Inc. and James Cassidy, dated effective as of February 15, 2012**

** Management compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electromed, Inc.

Date: February 21, 2012	By:	/s/ Jeremy Brock
	Name:	Jeremy Brock
	Title:	Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

ELECTROMED, INC.
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
February 15, 2012	001-34839

Exhibit Number	Description
10.1	Employment Agreement by and between Electromed, Inc. and James Cassidy, dated effective as of February 15, 2012**
10.2	Non-Competition, Non-Solicitation, and Confidentiality Agreement by and between Electromed, Inc. and James Cassidy, dated effective as of February 15, 2012**

 ** Management compensatory plan or arrangement